       As filed with the Securities Exchange Commission on June 18, 1999
                           Registration No. 333-____

--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                        AMBASSADORS INTERNATIONAL, INC.
            (Exact Name of Registrant as Specified in its Charter)

Delaware                                  91-1688605
-------------------------------           ------------------
(State or other Jurisdiction of           (I.R.S. Employer
Incorporation or Organization)            Identification No.)

                         Dwight D. Eisenhower Building
                             110 S. Ferrall Street
                               Spokane, WA 99202
                                (509) 534-6200
                 --------------------------------------------
                       (Address, Including Zip Code, and
                    Telephone Number, Including Area Code,
                 of Registrant's Principal Executive Offices)

              AMENDED AND RESTATED 1995 EQUITY PARTICIPATION PLAN
                           (Full Title of the Plan)

                               John A. Ueberroth
                     Chief Executive Officer and President
                         Dwight D. Eisenhower Building
                             110 S. Ferrall Street
                               Spokane, WA 99202
                 ---------------------------------------------
                    (Name, Address, Including Zip Code and
                    Telephone Number, Including Area Code,
                             of Agent for Service)

                                  Copies to:
                           Gerald M. Chizever, Esq.
                            Lance Jon Kimmel, Esq.
                 Richman, Lawrence, Mann, Chizever & Phillips
                      9601 Wilshire Boulevard - Penthouse
                        Beverly Hills, California 90210
                                (310) 274-8300
                             (310) 274-2831 (fax)

--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE
                        -------------------------------

                                           Proposed
                                           Maximum         Proposed Maximum
Title of                                   Offering        Aggregate            Amount of
Securities to be       Amount to be        Price per       Offering             Registration
Registered             Registered (1)      Share (2)       Price(2)             Fee (3)
----------------       --------------      ---------       ----------------     ------------
Common Stock               262 shares      $13.375          $     3,504.25       $    0.97
                        24,800 shares      $14.438          $   358,062.40       $   99.54
                       774,938 shares      $14.25           $11,042,866.50       $3,069.92
                       --------------                       --------------       ---------
                       800,000 shares                       $11,404,433.15       $3,170.43

(1) Plus such indeterminate number of additional shares of Common Stock as may be required in the event of a stock dividend, reverse stock split or combination of shares, recapitalization or other change in the Company's capital stock.

(2) Estimated solely to determine the registration fee. Based on the option exercise price for stock options already granted under the Plan and on the average of the high and low sales prices per share of Common Stock of the Company with respect to shares of Common Stock remaining to be granted under the Plan.

(3) Calculated pursuant to Rule 457(a) and Rule 457(c), based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on June 14 1999 which was $14.25.


                                EXPLANATORY NOTE
                                ----------------

The documents containing the information specified in Part I of this Form S-8 Registration Statement will be sent or given to participants in the Company's 1995 Equity Participation Plan as specified by Rule 428(b)(1). Such documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                 INTRODUCTION

     This Registration Statement on Form S-8 is filed by Ambassadors International, Inc., a Delaware corporation (the "Company" or the "Registrant"), relating to 800,000 shares of its Common Stock, par value $.01 per share (the "Common Stock"), issuable to eligible employees of the Company and its subsidiaries under the Ambassadors International, Inc. Amended and Restated 1995 Equity Participation Plan (the "Plan").


                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

     Item 1.   Plan Information.
               ----------------

     Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

     Item 2.   Registrant Information and Employee Plan Annual Information.
               -----------------------------------------------------------

     Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.   Incorporation of Documents by Reference.
               ----------------------------------------

     The following documents, which previously have been filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

(i) The Company's latest Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

(ii) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to in (i) above; and

(iii) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A under Section 12 of the Exchange Act, filed with the Commission on July 12, 1995, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained therein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4.   Description of Securities.
               -------------------------

     Not applicable.

     Item 5.   Interests of Named Experts and Counsel.
               --------------------------------------

     Not applicable.

     Item 6.   Indemnification of Directors and Officers.
               -----------------------------------------

     The Company's Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law ("Delaware Law"), a Director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a Director. Under current Delaware Law, liability of a director may not be limited (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, and (iv) for any transaction from which the director derives an improper personal benefit. The effect of the provision of the Company's Certificate of Incorporation is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, the Company's Certificate of Incorporation provides that the Company shall indemnify its directors, officers, employees and agents against losses incurred by any such person by reason of the fact that such person was acting in such capacity.

     In addition, the Company has entered into agreements (the "Indemnification Agreements") with each of the directors and officers of the Company pursuant to which the Company has agreed to indemnify such director or officer from claims, liabilities, damages, expenses, losses, costs, penalties or amounts paid in settlement incurred by such director or officer and arising out of his capacity as a director, officer, employee and/or agent of the corporation of which he is a director or officer to the maximum extent provided by applicable law. In addition, such director or officer is entitled to an advance of expenses to the maximum extent authorized or permitted by law to meet the obligations indemnified against. The Indemnification Agreements also obligate the Company to purchase and maintain insurance for the benefit and on behalf of its directors and officers insuring against all liabilities that may be incurred by such director or officer in or arising out of his capacity as a director, officer, employee and/or agent of the Company.

     To the extent that the Board of Directors or the stockholders of the Company may in the future wish to limit or repeal the ability of the Company to indemnify directors, such repeal or limitation may not be effective as to directors and officers who are currently parties to the Indemnification Agreements, because their rights to full protection are contractually assured by the Indemnification Agreements. It is anticipated that similar contracts may be entered into, from time to time, with future directors of the Company.

     Item 7.   Exemption from Registration Claimed.
               -----------------------------------

     Not Applicable.


     Item 8.   Exhibits.
               --------

     Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

Exhibit
Number         Exhibit Description
------         -------------------

4.1 Ambassadors International, Inc. Amended and Restated 1995 Equity Participation Plan

5.1            Legal Opinion of Richman, Lawrence, Mann, Chizever & Phillips.

23.1 Consent of Richman, Lawrence, Mann, Chizever & Phillips (contained in Exhibit 5.1).

23.2           Consent of PricewaterhouseCoopers LLP (independent auditors).

24             Power of Attorney (contained on signature page hereto).

     Item 9.   Undertakings.
               ------------

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, Washington, on June 14, 1999.

                              AMBASSADORS INTERNATIONAL, INC.

                              By:       /s/ John A. Ueberroth
                                      -------------------------
                                         John A. Ueberroth
                                        President and Chief
                                         Executive Officer

                               POWER OF ATTORNEY

     Each of the undersigned hereby constitutes and appoints Messrs. John A. Ueberroth and Jeffrey D. Thomas, and each of them, as his attorneys-in-fact and agents, with full power of substitution and resubstitution for him in any and all capacities, to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 14th day of June, 1999.

     Signature                           Title

/s/ John A. Ueberroth         President and Chief Executive
--------------------------    Officer (Principal Executive Officer)
   John A. Ueberroth

/s/ Peter V. Ueberroth        Chairman of the Board of Directors
--------------------------
   Peter V. Ueberroth

/s/ Jeffrey D. Thomas         Chief Financial Officer
--------------------------    (Principal Financial and Accounting Officer)
   Jeffrey D. Thomas

/s/ James L. Easton           Director
--------------------------
   James L. Easton

/s/ Rafer L. Johnson          Director
--------------------------
   Rafer L. Johnson

/s/ John C. Spence            Director
--------------------------
   John C. Spence

/s/ Richard D.C. Whilden      Director
--------------------------
   Richard D.C. Whilden

                                 EXHIBIT INDEX

Exhibit
Number         Exhibit Description
------         -------------------

4.1 Ambassadors International, Inc. Amended and Restated 1995 Equity Participation Plan

5.1       Legal opinion of Richman, Lawrence, Mann, Chizever, & Phillips

23.1      Consent of Richman, Lawrence, Mann, Chizever & Phillips (contained in
          Exhibit 5.1).

23.2      Consent of PricewaterhouseCoopers LLP (independent auditors).

24        Power of Attorney (contained on signature page hereto).